UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for the Card Member lending portfolio of its U.S. Consumer Services (“USCS”) operating segment and the U.S. Small Business Card Member lending portfolio of its Global Commercial Services operating segment for the months ended February 28, March 31 and April 30, 2017.

American Express Company
U.S. Consumer Services and U.S. Small Business
Delinquency and Write-off Rate Statistics

As of and for the months ended February 28, March 31 and April 30, 2017

(Billions, except percentages)

	February 28, 2017	March 31, 2017	April 30, 2017
USCS Card Member loans:
Total loans	$46.2	$46.7	$47.5
30 days past due loans as a % of total	1.2%	1.2%	1.1%
Average loans	$46.7	$46.5	$47.1
Net write-off rate – principal only (a)	1.8%	1.8%	1.8%

U.S. Small Business Card Member loans:
Total loans	$9.5	$9.9	$10.1
30 days past due loans as a % of total	1.3%	1.2%	1.2%
Average loans	$9.5	$9.7	$10.0
Net write-off rate – principal only (a)	1.5%	1.8%	1.5%

Total U.S. Consumer and Small Business Card Member loans	$55.7	$56.6	$57.5

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission.  The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the total USCS or U.S. Small Business Card Member loan portfolios, which include all securitized and non-securitized Card Member loans.  The reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse as a result of, among other things, differences in the mix, vintage and aging of loans, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the statistics of the USCS and U.S. Small Business Card Member loan portfolios, as well as other mechanics of the calculation for the Lending Trust net write-off rate, which is impacted by any additions to the Lending Trust within a particular period.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	February 1, 2017 through February 28, 2017	March 1, 2017 through March 31, 2017	April 1, 2017 through April 30, 2017

Ending total principal balance	$23.7	$23.7	$23.9
Defaulted amount	$0.04	$0.04	$0.04
Annualized default rate, net of recoveries	1.5%	1.4%	1.5%
Total 30+ days delinquent	$0.2	$0.2	$0.2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  May 15, 2017